Exhibit 99.1

FOR IMMEDIATE RELEASE:
Contact:
Thomas R. Quinn, Jr.
President & Chief Executive Officer
Phone 717.530.2648
77 East King Street | Shippensburg PA

Federal Reserve Bank of Philadelphia Terminates Written Agreement with
Orrstown Financial Services, Inc. and Orrstown Bank

SHIPPENSBURG, PA (April 2, 2015) -- Orrstown Financial Services, Inc. (the “Company”) (NASDAQ: ORRF), the parent company of Orrstown Bank (the “Bank”), announced today that the Federal Reserve Bank of Philadelphia (the “FRB”) has terminated its Written Agreement with the Company and the Bank dated March 22, 2012. As a result of the termination of the Written Agreement by the Federal Reserve Bank, both the Company and the Bank have been released from all outstanding enforcement actions.

About the Company
With nearly $1.2 billion in assets, Orrstown Financial Services, Inc. and its wholly-owned subsidiary, Orrstown Bank, provide a full range of consumer and business financial services through twenty-two banking offices and two remote service facilities located in Cumberland, Franklin, Lancaster and Perry Counties, Pennsylvania and Washington County, Maryland. Orrstown Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the FDIC. Orrstown Financial Services, Inc.’s stock is traded on the NASDAQ Capital Market under the symbol ORRF. For more information about Orrstown Financial Services, Inc. and Orrstown Bank, visit www.orrstown.com.

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